EXHIBIT 10.1.9

EIGHTH AMENDMENT TO
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF FELCOR LODGING LIMITED PARTNERSHIP

This Eighth Amendment to Second Amended and Restated Agreement of Limited Partnership of FelCor Lodging Limited Partnership (the “Partnership”) is made and entered into effective as of August 30, 2005, by and among FelCor Lodging Trust Incorporated, a Maryland corporation, as the General Partner (the “General Partner”) and all of the persons and entities who are, or shall in the future become, Limited Partners of the Partnership in accordance with the provisions of the Partnership Agreement (as hereinafter defined).

R E C I T A L S:

A.        The General Partner and the existing Limited Partners (the General Partner and the Limited Partners, collectively, referred to herein as the “Partners”) have previously executed and delivered that certain Second Amended and Restated Agreement of Limited Partnership of FelCor Lodging Limited Partnership, dated as of December 31, 2001, as amended and supplemented (as amended and supplemented, herein referred to as the “Partnership Agreement”), and the Partnership Agreement governs the Partnership.

B.        The General Partner has previously designated and established a class of Partnership Units (as defined in the Partnership Agreement) as Series E Cumulative Redeemable Preferred Units (the “Series E Preferred Units”) pursuant to Addendum No. 4 to the Partnership Agreement (the “Addendum”).

C.        Pursuant to Sections 1.4 and 4.6 of the Partnership Agreement, the General Partner is authorized to issue such additional Partnership Units for any Partnership purpose, at any time or from time to time, to the Partners or to other persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion.

D.        The General Partner desires to exercise such authority by amending the Addendum as provided herein to increase the number of Series E Preferred Units authorized under the Partnership Agreement.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the agreements and obligations of the parties set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.         Amendment of Partnership Agreement. Section 2 of the Addendum is hereby amended to increase the number of Series E Preferred Units authorized thereunder from 54,000 Series E Preferred Units to 67,980 Series E Preferred Units.

2.         Terms of the Series E Preferred Units. The additional Series E Preferred Units shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are applicable to the existing Series E Preferred Units as provided in the Addendum, except that, notwithstanding the provisions of Section 3.2(a) of the Addendum relating to the date from which the dividends shall be cumulative, dividends on such additional Series E Preferred Units shall be cumulative from August 1, 2005.

3.         Defined Terms: Effect Upon Partnership Agreement. All initially capitalized terms used without definition herein shall have the meanings set forth therefor in the Partnership Agreement. Except as expressly amended hereby, the Partnership Agreement shall remain in full force and effect and each of the parties hereto hereby reaffirms the terms and provisions thereof.

Signature page follows

IN WITNESS WHEREOF, this Eighth Amendment to Second Amended and Restated Agreement of Limited Partnership is executed and entered into as of the date first above written.

GENERAL PARTNER:

FELCOR LODGING TRUST INCORPORATED,

a Maryland corporation

By:	/s/ LAWRENCE D. ROBINSON
Lawrence D. Robinson,
Executive Vice President, General Counsel & Secretary

LIMITED PARTNERS (for all the Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to the powers of attorney in favor of the General Partner contained in Section 1.4 of the Partnership Agreement):

By:	FELCOR LODGING TRUST INCORPORATED, acting as General Partner and as duly authorized attorney-in-fact

By:	/s/ LAWRENCE D. ROBINSON
Lawrence D. Robinson,
Executive Vice President, General Counsel & Secretary

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